UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 27, 2006
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5759	65-0949535

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial Condition
     On June 27, 2006, Vector Group Ltd. (the “Company”) filed a Current Report on Form 8-K (the “2006 Form 8-K”) to report the retrospective application of the Financial Accounting Standards Board’s Emerging Issue Task Force Issue No. 05-8, “Income Tax Effects of Issuing Convertible Debt with a Beneficial Conversion Feature” (“EITF Issue No. 05-8”) as of January 1, 2006. In EITF Issue No. 05-8, the EITF concluded the issuance of convertible debt with a beneficial conversion feature creates a temporary difference on which deferred income taxes should be provided. EITF Issue No. 05-8 is required to be applied in fiscal periods beginning after December 15, 2005, by retrospective restatement of prior financial statements retroactive to the issuance of the convertible debt.
     The 2006 Form 8-K revised Item 6, “Selected Financial Data,” Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Item 8, “Financial Statements and Supplementary Data” of the Form 10-K originally filed on March 16, 2006.
     On November 9, 2006, the Company determined it would restate its financial statements for each of the years ended December 31, 2004 and 2005. The restatement corrected an error in the computation of the debt discount amortization created by the embedded derivative and the beneficial conversion feature associated with the Company’s 5% variable interest senior convertible notes due 2011, which were issued in the last quarter of 2004 and the first half of 2005. The restatement adjustments affected the Company’s previously reported interest expense, the related income tax effect, and extraordinary items, as well as its previously reported other assets, long-term debt, additional paid-in capital and accumulated deficit balances. See Note 2 — Restatement of Financial Results and Note 23 — Restated Financial Information to the financial statements included in the Company’s Form 10-K/A, filed on November 24, 2006.
     The aggregate net effect of the restatement was to increase stockholders’ equity by $3.422 million as of December 31, 2005 and $336,000 as of December 31, 2004. The restatement also increased net income by $3.290 million ($0.05 per diluted common share) and $336,000 ($0.01 per diluted common share) for the years ended December 31, 2005 and 2004, respectively.
     The restatement adjustments corrected the previous amortization method used in calculating the amortization of the debt discount created by the embedded derivative and beneficial conversion feature associated with the Company’s 5% variable interest senior convertible notes due 2011, which were issued in the last quarter of 2004 and the first half of 2005. The Company previously amortized the debt discount on its 5% variable interest senior convertible notes due 2011, which were issued in the last quarter of 2004 and the first half of 2005, using an erroneous amortization method that did not result in a consistent yield on the convertible debt over its term.
     The Company is filing this Amendment No. 1 to the 2006 Form 8-K to update the previously filed information related to the retrospective application of EITF Issue No. 05-8.

     The net impact of the application of EITF Issue No. 05-8 on the Company’s basic and diluted earnings per share for the years ended December 31, 2005 and 2004 is as follows (as restated):

	EPS	EPS	EPS
	From	From	From
	Continuing	Discontinued	Extraordinary
	Operations	Operations	Item	EPS

	2005

Basic earnings per share, as restated prior to the adoption of EITF 05-8	$0.95	$0.07	$0.18	$1.20
Impact of application of EITF 05-8	0.01	—	(0.03)	(0.02)

Basic earnings per share, as revised	$0.96	$0.07	$0.15	$1.18

Diluted earnings per share, as restated prior to the adoption of EITF 05-8	$0.90	$0.06	$0.16	$1.12
Impact of application of EITF 05-8	0.01	—	(0.02)	(0.01)

Diluted earnings per share, as revised	$0.91	$0.06	$0.14	$1.11

	2004

Basic earnings per share, as restated prior to the adoption of EITF 05-8	$0.10	$0.06	$—	$0.16
Impact of application of EITF 05-8	—	—	—	—

Basic earnings per share, as revised	$0.10	$0.06	$—	$0.16

Diluted earnings per share, as restated prior to the adoption of EITF 05-8	$0.10	$0.06	$—	$0.16
Impact of application of EITF 05-8	—	—	—	—

Diluted earnings per share, as revised	$0.10	$0.06	$—	$0.16

     A reconciliation of the net impact of the application of EITF Issue No. 05-8 at December 31, 2004 on the Company’s consolidated balance sheet is as follows (as restated):

	Long-Term	Additional
	Deferred	Paid-in	Accumulated	Stockholders’
	Income Taxes	Capital	Deficit	Equity

December 31, 2004, as restated prior to the adoption of EITF 05-8	$146,409	$61,468	$(122,835)	$(84,407)
Application of EITF 05-8:
Establishment of deferred tax liability for the year ended December 31, 2004	4,837	(4,837)	—	(4,837)
Increase to income tax benefit for the year ended December 31, 2004	(27)	—	27	27

December 31, 2004, as revised and restated	$151,219	$56,631	$(122,808)	$(89,217)

     A reconciliation of the net impact of the application of EITF Issue No. 05-8 at December 31, 2005 on the Company’s consolidated balance sheet is as follows (as restated):

	Long-Term	Additional
	Deferred	Paid-in	Accumulated	Stockholders’
	Income Taxes	Capital	Deficit	Equity

December 31, 2005, as restated prior to the adoption of EITF 05-8	$137,381	$141,184	$(69,981)	$37,577
Application of EITF 05-8:
Establishment of deferred tax liability	7,859	(7,859)	—	(7,859)
Increase to income tax benefit for the year ended December 31, 2004	(27)	—	27	27
Decrease to income tax expense for the year ended December 31, 2005	(406)	—	406	406
Decrease to extraordinary item, unallocated goodwill	1,085	—	(1,085)	(1,085)

December 31, 2005, as revised and restated	$145,892	$133,325	$(70,633)	$29,066

     The information furnished under Item 2.02 of this Current Report on Form 8-K shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01 — Financial Statements and Exhibits
(d)	Exhibits
Exhibits 99.1 — Selected Items from 2005 Form 10-K/A, as filed on November 24, 2006.
Exhibit 99.2 — Consent of Independent Registered Certified Public Accounting Firm.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President and Chief Financial Officer

Date: November 28, 2006

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